Exhibit 99.3

[Form of Proxy Card]

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR USE AT THE SPECIAL MEETING ON                , 2003.

     The undersigned stockholder of ACE*COMM Corporation (“ACE*COMM”) hereby appoints Stephen R. Delmar and George T. Jimenez, or any one of them, with full power of substitution, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the special meeting of stockholders (the “Special Meeting”) to be held on          ,                    , 2003, at           a.m., local time, at ACE*COMM’s corporate headquarters located at 704 Quince Orchard Road, Gaithersburg, Maryland 20878, and at any adjournment thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies for the Special Meeting that were given before this proxy.

1. To consider and vote upon a proposal to approve the issuance of shares of ACE*COMM common stock in the transaction that will cause i3 Mobile, Inc. to become a wholly-owned subsidiary of ACE*COMM.

☐ For	☐ Against	☐ Abstain

2. If necessary, to adjourn the Special Meeting to a later date to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum.

3. To transact other such business as may properly come before the i3 Special Meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ISSUANCE OF THE SHARES OF
ACE*COMM COMMON STOCK IN THE i3 TRANSACTION.

     This proxy, when properly executed, will be voted as directed by the stockholder named herein and in accordance with the best judgment of the proxies as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ISSUANCE OF STOCK IN THE i3 TRANSACTION, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

     The stockholder named herein hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement relating to the Special Meeting. The stockholder named herein may revoke this proxy at any time before it is voted by delivering to the Secretary ACE*COMM a written notice of revocation of proxy or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

Dated: ____________ ____, 2003	Signature(s) in Box
(Please date and sign here exactly as name appears at left. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, give full title as such; and when stock has been issued in the name of two or more persons, all should sign.)

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.